EXHIBIT 21

LIST OF SUBSIDIARIES

Name	Jurisdiction	Ownership
China Safetech Holdings Limited	British Virgin Islands	100% owned by the Company
China Security & Surveillance Technology (PRC), Inc.	PRC	100% owned by the Company
China Security & Surveillance Technology (HK) Ltd.	Hong Kong	100% owned by Safetech
Golden Group Corporation (Shenzhen) Limited	PRC	100% owned by Safetech
Chain Star Investments Ltd.	Hong Kong	100% owned by Safetech
Shanghai Cheng Feng Digital Technology Co., Ltd.	PRC	100% owned by CSST HK
Shanghai Cheng Feng Public Safety Prevention Technology Co., Ltd.	PRC	70% owned by Cheng Feng
Shanghai Cheng Feng Digital Equipment Ltd.	PRC	100% owned by Cheng Feng
Shenzhen Hongtianzhi Electronics Co., Ltd.	PRC	100% owned by Chain Star Investments Ltd.
Shenzhen Tongxing Shixun Technology Co., Ltd.	PRC	70% owned by Hongtianzhi
Guangzhou Shixing Digital Technology Co., Ltd.	PRC	70% owned by Hongtianzhi
Shenzhen Golden Security & Surveillance Manufacturing Co., Ltd.	PRC	100% owned by Golden
Shenzhen Golden Information Engineering Co., Ltd.	PRC	100% owned by Golden
Shenzhen Golden Security & Surveillance System Engineering Co., Ltd.	PRC	100% owned by Golden
Shenzhen Golden Security & Surveillance Marketing Co., Ltd.	PRC	100% owned by Golden
Shenzhen Golden Digital Technology Co., Ltd.	PRC	100% owned by Golden
Link Billion Investment Limited	Hong Kong	100% owned by Safetech
Allied Rich Limited	Hong Kong	100% owned by Safetech
Ocean Pacific Technology Limited	Hong Kong	100% owned by Safetech
Kit Grant Limited	Hong Kong	100% owned by Safetech
Sincere On Limited	Hong Kong	100% owned by Safetech
Sharp Eagle (HK) Limited	Hong Kong	100% owned by Safetech
Long Top Limited	Hong Kong	100% owned by Safetech
HiEasy Electronic Technology Development Co., Ltd.	PRC	100% owned by Link Billion Investment Ltd.
Changzhou Minking Electronics Co., Ltd.	PRC	100% owned by Allied Rich Ltd.
Hangzhou Tsingvision Intelligence System Co., Ltd.	PRC	100% owned by Ocean Pacific Technology Ltd.
Guangdong Stonesonic Digital Technique Co., Ltd.	PRC	100% owned by Kit Grant Limited
Shenzhen Longhorn Security Technology Co., Ltd.	PRC	100% owned by Sincere On Limited
Beijing Aurine Divine Land Technology Co., Ltd.	PRC	100% owned by Sharp Eagle (HK) Limited
Shenzhen Jin Lin Technology Co., Ltd.	PRC	100% owned by Long Top Limited